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                                                                    EXHIBIT 23.3


                                B. KEITH PARKER
                          414 East Loop 281, Suite 14
                               Longview, TX 75605





Albert L. Welsh, President
Summit Environmental Corporation, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of Summit Environmental Corporation, Inc. should the proposed merger between it and Summit Technologies, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                                   Sincerely,

                                                   /s/ B. Keith Parker

                                                   B. Keith Parker

Dated:  March 17, 1998





                                                                    Exhibit 23.3
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